Exhibit 99.1

Athena Technology Acquisition Corp. II Announces Receipt of Notice of Non-Compliance

with NYSE American Continued Listing Requirements

NEW YORK, NY April 24, 2024 – Athena Technology Acquisition Corp. II (NYSE American: ATEK.U, ATEK, ATEK WS) (“ATEK” or the “Company”) received an official notice of noncompliance (the “NYSE American Notice”) from NYSE Regulation (“NYSE”) stating that the Company is not in compliance with NYSE American continued listing standards (the “Filing Delinquency Notification”) due to the failure to timely file the Company’s Form 10-K for the year ended December 31, 2023 (the “Delinquent Report”) by the filing due date of April 16, 2024 (the “Filing Delinquency”).

The Company intends to file the Delinquent Report in the near future, however, there is currently no anticipated date for when such Filing Delinquency will be cured via the filing of the Delinquent Report. The Company intends, however, to regain compliance with the NYSE American continued listing standards once the Delinquent Report has been filed. In the interim, the NYSE American Notice has no immediate effect on the listing or trading of the Company’s Class A common stock listed on NYSE American. There can be no assurance that the Company will ultimately regain and remain in compliance with all applicable NYSE American listing standards.

About Athena Technology Acquisition Corp. II

Athena Technology Acquisition Corp. II (NYSE American: ATEK.U, ATEK, ATEK WS), incorporated in Delaware, is a special purpose acquisition company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. ATEK is the third SPAC founded by Isabelle Freidheim, who also serves as its Chief Executive Officer, with Kirthiga Reddy as President and Anna Apostolova as Chief Financial Officer.

No Offer or Solicitation

This press release does not constitute an offer to sell, or a solicitation of an offer to buy or a recommendation to purchase any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Potential Business Combination or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This press release does not constitute either advice or a recommendation regarding any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or an exemption therefrom.

Forward-Looking Statements

Certain statements made in this press release are not historical facts but may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “intend,” or continue or the negatives of these terms or variations of them or similar terminology or expressions that predict or indicate future events or trends or that are not statements of historical matters.

These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. Such statements may include, but are not limited to, statements regarding the Company’s plan to file the Delinquent Report within the provided cure period to regain compliance with the NYSE American continued listing standards. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These statements are subject to a number of risks and uncertainties, and actual results may differ materially. These risks and uncertainties include, but are not limited to: the Company’s ability to file the Delinquent Report within the Initial Cure Period to regain compliance with the NYSE American continued listing standards, general economic, political and business conditions; the number of redemption requests made by the Company’s stockholders in connection with a potential business combination; the outcome of any legal proceedings that may be instituted against the Company; the risk that the approval of the Company’s stockholders for a potential transaction is not obtained; expectations related to the terms and timing of a potential business combination; failure to realize the anticipated benefits of a business combination; the risk that a business combination may not be completed by the Company’s business combination deadline and the potential failure to obtain an extension of its business combination deadline, if sought by the Company; costs related to a business combination; and other risks that will be detailed from time to time in filings with the SEC, including those risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 30, 2023 and in subsequently filed Quarterly Reports on Form 10-Q. The foregoing list of risk factors is not exhaustive. There may be additional risks that could also cause actual results to differ from those contained in these forward-looking statements. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. And while the Company may elect to update these forward-looking statements in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Nothing herein should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that the results of such forward-looking statements will be achieved.

Contact

Bevel PR

Athena@bevelpr.com